UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

FACT II ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42421	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 Wall Street, 20th Floor New York, New York United States of America	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 618-1798

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	FACTU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share, included as part of the units	FACT	Nasdaq Global Market
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	FACTW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 27, 2024, FACT II Acquisition Corp. (the “Company”) completed (i) its initial public offering (the “IPO”) of 17,500,000 units (the “Units”), at an offering price of $10.00 per Unit, with each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, generating gross proceeds of $175,000,000 (before underwriting discounts and commissions and offering expenses), and (ii) a private placement of an aggregate of 500,625 Private Placement Units (as defined below) at a price of $10.00 per Private Placement Unit and 162,500 Private Placement Securities (as defined below) at a price of $10.00 per Private Placement Security, generating gross proceeds of $6,631,250, as follows: (A) 17,500 private placement units with FACT II Acquisition Parent LLC, with each unit consisting of one Class A Ordinary Share and one-half of one whole warrant to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $10.00 per unit (the “Private Placement Units”) ($175,000 in the aggregate), (B) (i) 260,000 Private Placement Units ($2,600,000 in the aggregate) with FACT II Acquisition LLC and (ii) 162,500 Private Placement Units and 325,000 restricted Class A Ordinary Shares ($1,625,000 in the aggregate) with FACT II Acquisition LLC, which shares would vest only upon the consummation of an initial business combination (each, a “restricted Class A share”), such restricted shares collectively, the “restricted Class A shares”, the restricted Class A shares together with the Private Placement Units collectively, the “Private Placement Securities”, and two restricted Class A shares together with a Private Placement Unit, each a “Private Placement Security”), at a combined price of $10.00 per Private Placement Security, (C) 178,500 Private Placement Units ($1,785,000 in the aggregate) with Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and (D) 44,625 Private Placement Units ($446,250 in the aggregate) with Seaport Global Securities LLC (collectively, the “Private Placement”).

A total of $175,875,000 of the net proceeds from the IPO and the Private Placement (which includes the underwriters’ deferred discount of up to $7,000,000) was placed in a trust account with Odyssey Transfer and Trust Company established for the benefit of the Company’s public shareholders and the underwriters of the IPO. Except for the withdrawal of interest earned on the amounts in the trust account that may be released to the Company to pay its franchise and income tax obligations, or upon the redemption by public shareholders of Class A Ordinary Shares in connection with certain amendments to the Company’s amended and restated memorandum and articles of association, none of the funds held in the trust account will be released until the completion of the Company’s initial business combination or the redemption by the Company of 100% of the outstanding Class A Ordinary Shares issued by the Company in the IPO if the Company does not consummate an initial business combination within 18 months after the closing of the IPO (or 24 months from the closing of the IPO if the Company has executed a definitive agreement for an initial business combination within 18 months from the closing of the IPO) or during any extended time that the Company has to consummate a business combination beyond 18 months from the closing of the IPO (or 24 months from the closing of the IPO if the Company has executed a definitive agreement for an initial business combination within 18 months from the closing of the IPO) as a result of a shareholder vote to amend the Company’s amended and restated memorandum and articles of association, subject to applicable law.

An audited balance sheet as of November 27, 2024 reflecting receipt of the proceeds upon consummation of the IPO and Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2024

FACT II ACQUISITION CORP.

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Chief Executive Officer

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